UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 28, 2023 (December 26, 2023)

Velo3D, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39757	98-1556965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

511 Division Street
Campbell,	California	95008
(Address of principal executive offices)		(Zip Code)
(408) 610-3915
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	VLD	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	VLD WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreements

On December 27, 2023, Velo3D, Inc. (the “Company”) entered into securities purchase agreements (the “Purchase Agreements”) with certain institutional investors (collectively, the “Purchasers”). The Purchase Agreements provide for the sale and issuance (such sale and issuance, the “Offering”) by the Company of an aggregate of: (i) 36,000,000 shares of the Company’s common stock, par value $0.00001 per share (the “common stock”) and (ii) warrants to purchase up to 36,000,000 shares of common stock (the “warrants”). The offering price per share of common stock and accompanying warrant is $0.50.

The warrants are immediately exercisable at an exercise price of $0.565 per share and will expire on the five year anniversary of the date of issuance.

The closing of the Offering is expected to take place on December 29, 2023, subject to the satisfaction of customary closing conditions. The Offering is expected to result in gross proceeds to the Company of up to approximately $18.0 million. The Company intends to use the net proceeds from the Offering primarily for funding working capital and capital expenditures and other general corporate purposes.

The Purchase Agreements contain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions. In the Purchase Agreements, the Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock or file any registration statement or prospectus, or any amendment or supplement thereto for 45 days after the closing date of the Offering, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock involving a variable rate transaction (as defined in the Purchase Agreements) until 180 days after the closing date of the Offering, subject to certain exceptions. Additionally, each of the directors and officers of the Company, pursuant to lock-up agreements, agreed not to sell or transfer any of the Company securities which they hold, subject to certain exceptions, during the 90-day period following the closing of the Offering.

Placement Agency Agreement

In connection with the Offering, on December 27, 2023, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent”). Pursuant to the terms of the Placement Agency Agreement, the Placement Agent agreed to arrange for the sale of the shares of common stock and the warrants. The Company will pay the Placement Agent a cash fee equal to 7.0% of the aggregate purchase price paid by any and all Purchasers in connection with sales and will reimburse the Placement Agent for certain of its expenses in an aggregate amount up to $150,000. In addition, the Placement Agent will receive warrants (the “Placement Agent warrants”) to purchase such number of shares of common stock equal to 5.0% of the aggregate number of shares of common stock sold in the Offering, or an aggregate of 1,800,000 shares of common stock. The Placement Agent warrants will be exercisable immediately upon issuance and will have substantially the same terms as the warrants, except that the Placement Agent warrants will have an exercise price of $0.6215 per share (representing 110% of the exercise price of the warrants) and will expire five years from the commencement of the sales pursuant to the Offering.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties, and termination provisions.

The Offering has been registered pursuant to the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-268346) (the “Registration Statement”) filed with the Securities and Exchange Commission (the

“Commission”) under the Securities Act on November 14, 2022 and declared effective by the Commission on November 21, 2022, including the prospectus supplement filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act dated December 27, 2023 to the prospectus contained in the Registration Statement dated November 21, 2022.

Amendment to Notes

In addition, on December 27, 2023, the Company entered into a note amendment (the “Note Amendment”) to its senior secured notes due 2026 (the “Secured Notes”) with the note holders, pursuant to which (A) the Company will make a cash payment to the note holders of $25.0 million to repay approximately $20.8 million of aggregate principal amount of the Secured Notes, together with accrued and unpaid interest (the “Cash Payment”), and (B) effective as of the completion of the Cash Payment, the Secured Notes will be amended to (i) eliminate the requirement to redeem an aggregate of $8,750,000 of principal amount of Secured Notes for a repayment price of $10,500,000, plus accrued and unpaid interest, on January 1, 2024, (ii) eliminate the requirement to maintain a minimum of $35.0 million of unrestricted cash and cash equivalents and (iii) defer the requirement to, on or before December 31, 2023, establish a new “at-the-market” offering program (or increase the Company’s existing “at-the-market” offering program) with aggregate available, accessible and unused capacity to generate gross proceeds to the Company of at least $75.0 million as of December 31, 2023 to January 31, 2024. The Company expects to make the Cash Payment on December 29, 2023 from its existing available cash at the same time as the closing of the Offering.

A.G.P./Alliance Global Partners acted as exclusive financial advisor to the Company in connection with the Note Amendment.

The form of Purchase Agreement, Placement Agency Agreement, form of warrant, form of Placement Agent warrant and Note Amendment are filed as Exhibits 10.1, 10.2, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Placement Agency Agreement, Purchase Agreements, warrants, Placement Agent warrants and Note Amendment are qualified in their entirety by reference to such exhibits.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 26, 2023, the Company received informal notice from the New York Stock Exchange (the “NYSE”) that the NYSE will be sending the Company a written notice (the “Notice”) that the Company is below compliance criteria pursuant to the continued listing standards set forth in Section 802.01C of the NYSE Listed Company Manual as the average closing price of the Company’s common stock is less than $1.00 per share over a consecutive 30 trading-day period (the “Minimum Share Price Requirement”).

In accordance with applicable NYSE procedures, upon receipt of the Notice, the Company plans to notify the NYSE its intent to cure the deficiency. Pursuant to Section 802.01C of the NYSE Listed Company Manual, the Company will have a period of six months following the receipt of the Notice to regain compliance with the Minimum Share Price Requirement. The Company can regain compliance with the Minimum Share Price Requirement at any time during the six-month cure period if, on the last trading day of any calendar month during the cure period or on the last day of the cure period, the Company has (i) a closing share price of at least $1.00, and (ii) an average closing share price of at least $1.00 over the 30 trading-day period ending on such date.

The Notice will have no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on the NYSE during the applicable cure period, subject to the Company’s compliance with the other continued listing requirements of the NYSE and will not affect the ongoing business operations of the Company or its reporting requirements with the Commission. However, failure to satisfy the conditions of the cure period or to maintain other NYSE listing requirements could lead to a delisting.

Item 7.01 Regulation FD Disclosure.

On December 28, 2023, the Company also issued press releases announcing the Offering and the entry into the Note Amendment, copies of which are attached hereto as Exhibits 99.1 and 99.2. The information contained in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished to the Commission and, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statement and Exhibits.
(d) Exhibits.

Exhibit Number	Description
4.1	Form of Warrant.
4.2	Form of Placement Agent Warrant.
4.3	Note Amendment, dated December 27, 2023, by and among the Company, High Trail Investments ON LLC and HB SPV I Master Sub LLC.
5.1	Opinion of Fenwick & West LLP.
10.1	Form of Securities Purchase Agreement.
10.2	Placement Agency Agreement, dated December 27, 2023, by and between the Company and A.G.P./Alliance Global Partners.
23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1).
99.1	Press Release, dated December 28, 2023.
99.2	Press Release, dated December 28, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to, statements relating to the expected net proceeds of the Offering, the anticipated use of proceeds of the Offering, and the timing of the closing of the Offering and the Cash Payment, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the ability to implement business plans, goals and forecasts, and identify and realize additional opportunities and the risks identified in the Company’s filings with the Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, the prospectus supplement related to the Offering, and subsequent filings with the Commission. Any of these risks and uncertainties could materially and adversely affect the Company’s results of operations, which would, in turn, have a significant and adverse impact on the Company’s stock price. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velo3D, Inc.

Date:	December 28, 2023	By:	/s/ Bernard Chung
		Name:	Bernard Chung
		Title:	Acting Chief Financial Officer